Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Gores Sponsor X LLC

Address of Joint Filer:	c/o Gores Holdings X, Inc. 6260 Lookout Road Boulder, CO 80301

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Gores Holdings X, Inc. (GTEN)

Date of Earliest Transaction: (Month/Day/Year)	05/01/2025

Designated Filer:	Gores Sponsor X LLC

Name of Joint Filer:	AEG Holdings, LLC

Address of Joint Filer:	c/o Gores Sponsor X LLC 6260 Lookout Road Boulder, CO 80301

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Gores Holdings X, Inc. (GTEN)

Date of Earliest Transaction: (Month/Day/Year)	05/01/2025

Designated Filer:	Gores Sponsor X LLC

Name of Joint Filer:	Alec Gores

Address of Joint Filer:	c/o Gores Sponsor X LLC 6260 Lookout Road Boulder, CO 80301

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Gores Holdings X, Inc. (GTEN)

Date of Earliest Transaction: (Month/Day/Year)	05/01/2025

Designated Filer:	Gores Sponsor X LLC